EXHIBIT 99.1
LendingClub Receives Regulatory Approvals to Acquire Radius Bancorp
Watershed moment for the industry will create the first public U.S. neobank poised to reimagine banking for everyday Americans

SAN FRANCISCO, January 19, 2021 -- LendingClub Corporation (NYSE:LC), America's leading online lending marketplace connecting borrowers and investors, today announced that it has now received all the bank regulatory approvals necessary to complete its acquisition of digital bank Radius Bancorp (“Radius”). The company expects the acquisition to close on or around February 1, 2021, subject to completion or waiver of the remaining customary closing conditions.

“This is a transformative acquisition for the company and a watershed moment for the industry as we become the only full-spectrum fintech marketplace bank in the U.S.,” said Scott Sanborn, CEO of LendingClub. “The customer benefits of this acquisition are even clearer now that COVID has accelerated Americans’ move to digital banking. As the only full-spectrum fintech marketplace bank, LendingClub will be able to use our technology and data-driven platform to provide new products and services to our millions of members that will help them both pay less when borrowing and earn more when saving. By combining with Radius, we will create a category-defining experience that will also dramatically enhance the resilience and earnings trajectory of our business.”
Radius is a leading online bank with $2.4 billion in assets and $1.7 billion in deposits. Along with being voted Best Online Bank 2020 by Bankrate, Radius has received recognition for its award-winning, branchless digital banking platform that uses state-of-the-art technology to provide a superior banking experience for consumers and small businesses. Its platform allows consumers to open accounts in under three minutes and provides convenient features such as early direct deposit, cash back rewards, bill pay, and access to a financial tools marketplace and personal financial management dashboard. Radius also provides open APIs to offer white label "banking-as-a-service" (BaaS) functionality including checking accounts, digital onboarding and account management to leading fintech companies. In addition, Radius offers deposit, treasury management and lending options for small to medium size businesses and commercial entities, including unions, municipalities, and non-profit organizations.

LendingClub continues to revolutionize the personal loan experience and build on its category-leader position in the fastest growing segment of consumer credit. Driven by a fast and frictionless digital experience, LendingClub has facilitated more than $60 billion in loans since launch. With a 14-year proven record of credit experience and data, the company has now helped more than 3 million mainstream Americans improve their financial health by saving money versus their higher interest credit card debt.

Once completed, the acquisition will combine the strengths of these two digital innovators with complementary businesses to create the first public U.S. neobank, with a digital-first branchless approach to banking that will help even more Americans improve their financial well-being, while also

EXHIBIT 99.1
accelerating revenue growth and lowering funding costs for the company. Compelling strategic and financial benefits of the acquisition also include:

•Growing LendingClub’s member base through a broader set of product offerings, including deposits, that will also leverage the strength of LendingClub's technology platform and marketing capabilities.
•Deepening customer relationships and generating additional data to add to its market-leading data sets to continually refine the bank’s underwriting algorithms.
•Significantly enhancing the company’s earnings power while diversifying revenue sources.

LendingClub will provide additional details on the Radius acquisition when it reports earnings for the fourth quarter and full year 2020.

About LendingClub
After completing the acquisition of Radius Bancorp, LendingClub Corporation (NYSE: LC) will be the parent company of LendingClub Bank, National Association, Member FDIC, and the only full-spectrum fintech marketplace bank. Members can gain access to a broad range of financial products and services through a technology-driven platform, designed to help them pay less when borrowing and earn more when saving. Since 2007, more than 3 million members have joined the Club to help reach their financial goals. For more information about LendingClub, visit https://www.lendingclub.com.

Safe Harbor Statement
Some of the statements above, including statements regarding our ability to close the pending transaction with Radius, the timing and ability to realize certain financial and strategic benefits from the transaction, and future products and services, are "forward-looking statements." The words "anticipate," "believe," "estimate," "expect," "intend," "may," "outlook," "plan," "predict," "project," "will," "would" and similar expressions may identify forward-looking statements, although not all forward-looking statements contain these identifying words. Factors that could cause actual results to differ materially from those contemplated by these forward-looking statements include whether all the closing conditions of the pending acquisition of Radius are satisfied, our ability to realize the anticipated benefits of the transaction with Radius and those factors set forth in the section titled "Risk Factors" in our most recent Quarterly Report on Form 10-Q and Annual Report on Form 10-K, each as filed with the Securities and Exchange Commission, as well as our subsequent filings made with the Securities and Exchange Commission, including subsequent reports on Form 10-Q and 10-K. We may not actually achieve the plans, intentions or expectations disclosed in forward-looking statements, and you should not place undue reliance on forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in forward-looking statements. We do not assume any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.
Information in this press release is not an offer to sell securities or the solicitation of an offer to buy securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction

Media and Investor Contacts
For Investors: IR@lendingclub.com
Media Contact: Press@lendingclub.com